BOOKSoAoMILLION(R)                                                  News Release
402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact: Richard S. Wallington
         Chief Financial Officer
         (205) 942-3737

         BOOKS-A-MILLION, INC. ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
                          ----------------------------
                      Comparable Stores Sales Increase 0.6%
                          ----------------------------
                       Declares Regular Quarterly Dividend

     BIRMINGHAM, Ala. (November 18, 2005) -- Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced financial results for the third quarter and nine months ended October 29, 2005. Net sales for the 13-week period increased 3.4% to $107.6 million from sales of $104.1 million in the year-earlier period. Comparable store sales for the quarter increased 0.6% when compared with the 13-week period for the prior year. Net loss for the quarter was $873,000, or $0.05 per diluted share, compared with a net loss of $1.2 million, or $0.07 per diluted share, in the year-earlier period. The Company's results for the third quarter included $770,000 in gains, net of taxes, from insurance recoveries for three stores that were permanently damaged by hurricanes during last fiscal year. This gain reduced net loss for the third quarter by approximately $0.05 per fully diluted share.

     For the thirty-nine week period ended October 29, 2005, net sales increased 5.4% to $343.1 million from sales of $325.5 million in the year-earlier period. Comparable store sales increased 2.9% when compared with the same period of fiscal 2005. For the thirty-nine week period, the Company reported net income of $1.9 million, or $0.11 per diluted share, compared with net income of $1.0 million, or $0.06 per diluted share, for the year-earlier period. The Company's results for the thirty-nine weeks included $770,000 in gains, net of taxes, from insurance recoveries for three stores that were permanently damaged by hurricanes during last fiscal year. This gain increased net income for the thirty-nine weeks by approximately $0.04 per fully diluted share.

     Commenting on the results, Sandra B. Cochran, President and Chief Executive Officer, said, "Although the effects of the hurricane season dampened sales at our stores throughout the South, we are pleased with our results for the quarter. We were able to recover quickly and deliver results that exceeded our revised guidance. We are working hard to prepare for the holiday season, with a solid lineup of new books, including several strong movie tie-ins that we believe will create excitement in our stores."

     The Company will pay a quarterly cash dividend of $0.05 per Common Share on December 13, 2005, to shareholders of record at the close of business on November 29, 2005.

     The Company expects to report net income of $0.59 to $0.61 per diluted share for the fourth quarter of fiscal 2006 versus last year's net income of $0.54 per diluted share. The Company is updating its guidance for fiscal 2006 full-year net income to $0.70 to $0.72 per diluted share from previous guidance of $0.68 to $0.71 per diluted share, versus last year's earnings of $0.59 per diluted share. The estimates for the full fiscal year include the gain of $0.05 per diluted share from insurance recoveries recorded in the third quarter of fiscal 2006.

     Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 208 stores in 19 states and the District of Columbia. The Company operates three distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores operating under the names Books-A-Million and Bookland, and Joe Muggs Newsstands.

                              BOOKS-A-MILLION, INC.
                   Unaudited Consolidated Statements of Income
                      (In thousands, except per share data)

                                                                      13 Weeks Ended               39 Weeks Ended
                                                                --------------------------   --------------------------
                                                                  Oct. 29,        Oct. 30        Oct. 29        Oct. 30
                                                                    2005           2004           2005           2004
NET SALES                                                       $   107,638     $  104,072   $   343,060    $   325,479
   Cost of sales (including warehouse, distribution and
     store occupancy costs)                                          79,491         76,247       249,160        236,445
                                                                -----------     ----------   -----------    -----------
GROSS PROFIT                                                         28,147         27,825        93,900         89,034
   Operating, selling and administrative expenses                    26,521         24,748        78,927         72,440
   Gain on insurance recoveries                                      (1,248)            --        (1,248)            --
   Depreciation and amortization                                      3,889          4,394        11,915         13,330
                                                                -----------     ----------   -----------    -----------
OPERATING INCOME (LOSS)                                              (1,015)        (1,317)        4,306          3,264
   Interest expense, net                                                379            503         1,178          1,508
                                                                -----------     ----------   -----------    -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                               (1,394)        (1,820)        3,128          1,756
   Income tax provision (benefit)                                      (534)          (674)        1,198            649
                                                                -----------     ----------   -----------    -----------
INCOME (LOSS) FROM CONTINUING OPERATION                                (860)        (1,146)        1,930          1,107
DISCONTINUED OPERATIONS:
   Loss from discontinued operations (including loss
     on disposal)                                                       (21)          ( 41)          (68)           (98)
   Income tax benefit                                                     8             15            26             36
                                                                -----------     ----------   -----------    -----------
LOSS FROM DISCONTINUED OPERATIONS                                       (13)           (26)          (42)           (62)
                                                                ------------    ----------   ------------   ------------
NET INCOME (LOSS)                                               $      (873)    $   (1,172)  $     1,888    $     1,045
                                                                ===========     ==========   ===========    ===========

NET INCOME (LOSS) PER COMMON SHARE:
Basic:
   Income (loss) from continuing operations                     $     (0.05)    $    (0.07)  $     0.12     $      0.06
   Loss from discontinued operations                                     --             --            --             --
                                                                -----------     ----------   -----------    -----------
   Net income (loss)                                            $     (0.05)    $    (0.07)  $     0.12     $      0.06
                                                                ===========     ==========   ==========     ===========

Diluted:
   Income (loss) from continuing operations                     $     (0.05)    $    (0.07)  $     0.11     $      0.06
   Loss from discontinued operations                                     --             --            --             --
                                                                -----------     ----------   -----------    -----------
   Net income (loss)                                            $     (0.05)    $    (0.07)  $     0.11     $      0.06
                                                                ===========     ==========   ==========     ===========

Weighted average shares outstanding:
   Basic                                                             16,487         16,578        16,329         16,507
                                                                ===========     ==========   ===========    ===========
   Diluted                                                           16,487         16,578        16,924         17,227
                                                                ===========     ==========   ===========    ===========


     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

     This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.